Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S8 (No. 333-260920) of Evotec SE of our report dated April 25, 2022, relating to the consolidated financial statements which appears in this Form 20-F.

/s/ BDO AG Wirtschaftsprüfungsgesellschaft

Frankfurt am Main, Germany

April 26, 2022